                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 33-62145 of AMRESCO, INC. on Form S-3 of our report dated February 2, 1998 appearing in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
Dallas, Texas
September 3, 1998